Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (File No.: 333-251973) and Form S-8 (File No.: 333-251545) of our report dated March 30, 2022 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020 appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2021.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, CO

March 30, 2022